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                                                                   EXHIBIT 10.42




                                 LEASE AGREEMENT

                                     between

                        ABITIBI CONSOLIDATED SALES CORP.,
                             a Delaware corporation,
                                    Landlord,

                                       and

                         SNOWFLAKE WHITE MOUNTAIN POWER,
                      an Arizona limited liability company,
                                     Tenant

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                             GROUND LEASE AGREEMENT

          THIS GROUND LEASE AGREEMENT (this "Lease") is made to be effective as of September 14,2005 (the "Effective Date"), between
ABITIBI-CONSOLIDATED SALES CORP., a Delaware corporation ("Landlord"), and SNOWFLAKE WHITE MOUNTAIN POWER, LLC, an Arizona limited liability company "Tenant").

RECITALS:

          A. Landlord is the fee owner of certain real property located in Navajo, County Arizona, on which is located a paper mill commonly know as the Snowflake Mill (the "Paper Mill"). Within the property on which the Paper Mill is located is an approximately 6.82-acre parcel which is legally described in Exhibit A attached hereto as "Parcel 1". Landlord is also the fee owner of an approximately 100.8-acre parcel which is legally described in Exhibit A attached hereto as "Parcel 2" and an approximately 11.43-acre parcel which is legally described in Exhibit A attached hereto as "Parcel 3". Parcel 1, Parcel 2 and Parcel 3 are collectively referred to as the "Real Property".

          B. Landlord desires to lease the Real Property to Tenant, and Tenant desires to lease the Real Property from Landlord subject to the terms and conditions of this Lease.

          THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Landlord and Tenant agree as follows:

AGREEMENTS:

          1. Lease of Real Property. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Real Property and all easements, appurtenances and rights related thereto as specifically set forth in this Lease. Such lease is upon, and subject to, the terms, covenants and conditions set forth below and each party covenants, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

          2. Lease Term.

               2.1 Primary Term. This Lease shall be for a term (the "Lease Term") equal to the shorter of: (a) 25 years; or (b) the useful life of the "Power Facility" as determined by Tenant. The Lease Term shall commence on the date that is the earlier of: (i) January 1, 2007; or (ii) the date upon which all necessary approvals, authorizations, permits and licenses including, without limitation, a building permit (the "Permits"), have been issued to Tenant to construct the Power Facility (the "Commencement Date"), and ending at 11:59 p.m., M.S.T., on the last day of the Lease Term, unless sooner terminated as provided in this Lease; provided, however, that if the Commencement Date is a day other than the first day of a calendar month, the Lease Term shall be extended by the number of days remaining in such calendar month. Tenant shall send written notice to Landlord specifying the date on which the Permits have been received. If Tenant has not received the Permits by January 1, 2007, then Tenant shall have the right to extend the Commencement Date in 30 day increments upon notice to Landlord and the payment of $10,000 for each such 30 day extension.


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               2.2 Early Termination. Tenant shall have the right to terminate this Lease by notice to Landlord if the Power Facility is no longer able to produce electricity for reasons outside Tenant's control (e.g., inability to obtain biomass fuel at commercially reasonable prices and changes in applicable laws). A termination by Tenant of this Lease under this Section 2.2 shall only be effective upon: (a) Tenant giving Landlord at least 90 days' prior written notice of such termination; and (b) Tenant providing Landlord with evidence satisfactory to Landlord that all the Improvements (as defined in Section 8 below) and the Real Property are free and clear of all liens (except current property taxes and assessments), including, without limitation, any Leasehold Lien and any Mortgage (as both terms are defined in Section 28.3 below).

               2.3 Lease Year. As used in this Lease, "Lease Year" shall mean a period of 12 consecutive calendar months during the Lease Term commencing on the Commencement Date, except that: (a) if the Commencement Date is other than the first day of a calendar month, the first Lease Year shall be extended to end on and include the last day of the twelfth full calendar month following the Commencement Date; and (b) the last Lease Year shall terminate on the date of expiration or earlier termination of the Lease Term, as applicable.

               2.4 Extended Term. Tenant has the right to extend the Primary Term for one additional 25 year term (the "Extended Term") following expiration of the Primary Term. If Tenant desires an extension, Tenant shall exercise such right by: (a) giving notice to Landlord at least 6 months immediately prior to the expiration of the Primary Term; and (b) paying $1,000,000 (as adjusted from the Effective Date based on the CPI as defined in this Section 2.4) as an extension fee on or before the first day of the Extended Term. During the Extended Term, all terms and provisions of this Lease shall remain in full force and effect, except that any ongoing monetary obligations that Tenant has under this Lease shall be adjusted based on the Consumer Price Index ("CPI"), which shall be the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all items (CPI-U), West Region (1982 - 1984 = 100), or such other CPI as the parties agree is more suitable, unless the Lease already specifies a different basis for adjustment. As used in this Lease, "Lease Term" shall mean the Primary Term and the Extended Term, if applicable.

          3. Use; Compliance with Laws.

               3.1 Use. Tenant shall use Parcel 1 of Real Property only for the construction and operation of the Power Facility, Parcel 2 of the Real Property only for the construction and operation of the Sawmill Facility and Parcel 3 of the Real Property only for the construction and operation of the Storage Facility. Tenant shall observe and comply with all applicable laws, rules, regulations, codes, judgments, orders, permits, licenses and approvals, and the applicable requirements of all governmental agencies having jurisdiction, and shall obtain all licenses, permits and approvals necessary for Tenant's use of the Real Property.

               3.2 Environmental Matters. Tenant represents and warrants that it will at all times during and after the Lease Term comply with Environmental Laws on and with respect to the Real Property and the Power Facility. Without limiting the generality of the foregoing, neither Tenant nor any Tenant Party shall use, handle, store or dispose of any Regulated Substances in, on, under, at or about the Real Property, except in the ordinary cause of operating, maintaining or repairing the Power Facility in the event a new operator is engaged by Tenant pursuant to the Operations Provisions. Tenant shall promptly notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or Landlord or the Real Property concerning any Environmental Law. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including, without limitation, investigation and clean-up costs, attorneys' fees, consultant fees and court costs) that arise during or after the


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Lease Term as a result of the breach of any of the obligations and covenants set forth in this Section 3.2 and/or any presence, spill, discharge, release, threatened release, clean-up or contamination of or by any Regulated Substance in, on, at, under, about or from the Real Property directly or indirectly arising from the activities of Tenant or any Tenant Party during the Lease Term that violate any Environmental Laws.

          4. Rent, Reimbursements and Other Consideration.

               4.1. Rent. Except as provided in Sections 4.3 and 9 below, no monetary rent of any kind shall be payable under this Lease including, without limitation, annual rent, percentage rent or additional rent.

               4.2 Substation Reimbursement. Within 30 days following the completion of construction of the Power Facility and the issuance of the certificate of occupancy for the Power Facility by the appropriate governmental authorities, if such certificate is required, but in any event no later than January 1,2008, Tenant shall make a one-time payment of $500,000 to Landlord as Tenant's share of the cost of constructing the "Substation". So long as Landlord operates the Paper Mill, Landlord (i) hereby grants Tenant the right to access and utilize the electric lines and equipment at the Substation to the extent necessary to support operation of the Power Facility and (ii) shall make commercially reasonable efforts to keep the Substation available to Tenant. If Landlord needs the Substation capacity for its own purposes, Landlord shall notify Tenant at least 180 days prior to the date upon which Tenant will no longer be entitled to use the Substation. If Landlord's requirement for use of the Substation is permanent and such notice is given during the first 10 years of the Lease Term, Landlord shall return to Tenant with such notice a prorated share of the $500,000 payment referred to above in this Section. Such share shall be equal to $50,000 for each full year remaining in the 10-year period. (For example, if Landlord gives Tenant such notice 4 1/2 years after the beginning of the Lease Term, Landlord shall return to Tenant the sum of $250,000.) Landlord shall permit Tenant, if Tenant desires, to upgrade the Substation to handle Tenant's requirements, at Tenant's cost and expense. Landlord shall continue to be responsible for the maintenance, repair and operation of the Substation.

               4.3 Paper Sludge Supply and Removal. Landlord currently operates the Paper Mill on property that is adjacent to the Real Property. For so long as the Paper Mill remains open and operating, Landlord shall allow Tenant to obtain without cost or charge as much of the paper sludge produced by the Paper Mill as Tenant can use at the Power Facility. Landlord shall supply paper sludge for at least 10 years from the date the Power Facility begins producing power (the "Sludge Non-Competition Period"). Tenant will use commercially reasonably efforts to utilize the paper sludge as a fuel source for the Power Facility, but Tenant does not guarantee that the paper sludge will be a viable fuel source for the Power Facility. At no cost to Tenant, Landlord shall process the sludge to reduce the moisture content of such sludge to the lowest practical moisture content (in no event greater than approximately 50% moisture content) and shall be responsible for all waste water treatment in connection with the production and processing of such sludge. At no cost to Landlord, Tenant shall install equipment to transport the paper sludge from the wastewater treatment plant to the Power Facility, and shall add screw presses or other equipment necessary to allow Landlord to reduce the moisture content of the sludge. Tenant shall reimburse Landlord as an "Operational Cost" under the "Operations Provisions" the cost of transporting all such processed sludge to the Power Facility. In the event Tenant wishes to terminate its use of any or all of the paper sludge at the Power Facility, Tenant shall provide Landlord at least 30 days advance written notice of such termination. Any portion of paper sludge produced at the Paper Mill that is not taken by Tenant after the Sludge Non-Competition Period, including any sludge that Tenant discontinues using, may be sold or otherwise conveyed by Landlord to any third party; provided, however, that if Landlord desires to sell, transfer or convey any paper sludge to a third party (other than a transporter for purposes of disposal of the paper sludge in a landfill) after the Sludge Non-Competition Period, Landlord shall first provide Tenant with 60 days' notice of such desire and Tenant shall have the right to take possession and ownership of all the paper sludge produced by the Paper Mill. In the event Tenant fails to utilize at least 75% of the paper sludge (at current levels as of the Effective Date) produced at the Paper Mill within two (2) years after the Commencement Date, or thereafter fails to maintain


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such minimum usage, Tenant shall pay an annual rent of $400,000 in equal monthly installments. Any rent being paid under this Section 4.3 shall cease on the date that the Paper Mill's production of paper sludge falls below 25% of current levels (as of the Effective Date). Landlord shall notify Tenant at least 90 days prior to closing the Paper Mill or ceasing production or processing of paper sludge. For purposes of this Section 4.3. current levels of paper sludge production shall refer to sludge production for the six-month period immediately preceding the Effective Date.

               4.4 Storage Facility and Sawmill Facility. Use of the Storage Facility and Sawmill Facility shall be limited to purposes supporting operation of the Power Facility. Upon termination of the Lease, Tenant shall clear the areas of debris and materials. Tenant shall abide by fire protection standards imposed by the insurance carrier used by Landlord in its use of the Sawmill Facility and Storage Facility.

               4.5 Parasitic Power Load. Landlord agrees to make available power produced at the Paper Mill to Tenant for the internal operating needs of the Power Facility pursuant to this Section 4.5. Such power shall be made available for five cents ($0.05) per kilowatt hour to the extent power produced by Landlord is not needed for operation of the Paper Mill, as determined in Landlord's sole discretion. Landlord does not guarantee that electricity will be available to Tenant under this Section. The rate charged Tenant for such power shall be adjusted on each anniversary of the Commencement Date by the same percentage change, if any, as Landlord pays for power purchased from the public utility supplying power to the Paper Mill (as measured in (cent)/kwhr). Tenant anticipates that the Power Facility will require between 1.0 and 1.5 megawatts ("MW") of electricity to operate. Landlord shall provide this power at 2300 volts and 480 volts based on the needs and requirements of the machinery and equipment utilized at the Power Facility.

               4.6 Utilities. Landlord shall provide all utilities necessary to operate the Power Facility so long as the Paper Mill is operating. Electricity shall be provided as described in Section 4.5 above. Natural gas will be provided as available at the metered cost. Water, boiler feedwater, compressed air, sewage and waste water treatment, solid waste removal and disposal, and removal of the "Facility Waste" will be provided to Tenant for a fixed rate of $25,000 per year. The rate charged Tenant for such services shall be adjusted on each anniversary of the Commencement Date by the same percentage change as occurs in the CPL

               4.7 Ash and Waste Disposal. Landlord shall take possession of and dispose of all Facility Waste in a location other than on the Real Property in accordance with applicable law, including, without limitation, all "Environmental Laws". Tenant shall reimburse Landlord, as an Operational Cost under the Operation Provisions, all transportation costs incurred in removing and disposing of the Facility Waste and all disposal costs for Facility Waste disposed of offsite of the Paper Mill, but shall not otherwise have any financial responsibility with respect to the Facility Waste. Except as they relate to Tenant's obligations under this Section 4.7, any and all claims, demands, notices, damages, costs, fees, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs, that result from or relate to the Facility Waste shall be considered Excluded Claims and shall be covered under Landlord's indemnification obligations set forth in Section 12.3.

               4.8 Tenant's Ability to Purchase the Real Property. If Landlord ceases operations at the Paper Mill, Tenant is hereby granted an option to purchase the Real Property at fair market value with escrow and purchase terms that are customary for vacant land sales in Navajo county at the time of such purchase (such terms to be drawn from the then-current form of vacant land sale purchase contract promulgated by the Arizona Realtors Association).

          5. Representations and Warranties. Landlord represents and warrants to Tenant and covenants that:


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               5.1 Existence and Authority. Landlord is a Delaware corporation, duly organized and validly existing, and is in good standing in the State of Arizona. The individual signing this Lease on behalf of landlord is fully authorized and empowered to sign this Lease on Landlord's behalf and, upon execution thereof, said Lease shall be fully binding upon Landlord. The execution by Landlord of this Lease and the consummation by Landlord of the transaction hereby contemplated does not, and as of Commencement Date will not,
(a) result in a breach of or default under any indenture, agreement, instrument or obligation to which Landlord is a party and which affects all or any portion of the Real Property, or (b) to Landlord's knowledge, constitute a violation of any governmental requirement;

               5.2 Binding Agreement. The execution and delivery of this Lease by Landlord and the consummation by Landlord of the transaction contemplated by this Lease are within Landlord's capacity and all requisite action has been taken to make this Lease valid and binding on and enforceable against Landlord in accordance with its terms. Upon Landlord's execution of additional documents contemplated by this Lease, such documents shall be binding and enforceable against Landlord in accordance with their terms;

               5.3 Ownership. Landlord owns fee title to the Real Property and shall deliver possession of the Real Property to Tenant free and clear of all liens (except current property taxes and assessments). To Landlord's knowledge, there are no unrecorded or undisclosed leases, easements, purchase options, right of first refusal, liens (including, without limitation, mechanic's, laborer's or materialmen's liens) or encumbrances that may affect title to the Real Property. There are no other parties in possession of any portion of the Real Property, including, without limitation, lessees, tenants at sufferance or trespassers. As long as this Lease is in effect and except as expressly authorized by this Lease, Landlord shall not record, consent to or grant any lien, encumbrance or other matter against the Real Property that would have priority over this Lease;

               5.4 Compliance. To Landlord's knowledge, the Real Property is in compliance with all applicable laws, statutes, regulations, ordinances, requirements, covenants, conditions and restrictions relating to the present use or occupancy of the Real Property;

               5.5 Public Improvements. To Landlord's knowledge, there are no intended public improvements that will or could result in any charges being assessed against the Real Property that will result in a lien upon the Real Property;

               5.6 Condemnation. There is no impending or, to Landlord's knowledge, contemplated condemnation or taking by inverse condemnation of the Real Property, or any portion thereof, by any governmental authorities. Landlord has not entered into any agreement to transfer the Real Property, or any portion thereof, in lieu of a condemnation;

               5.7 No Suits. There are no suits or claims pending or, to Landlord's knowledge, threatened with respect to the Real Property or Landlord's ability to enter into this Lease, nor are there, to Landlord's knowledge, any circumstances that could reasonably form the basis for any such suits or claims;

               5.8 Agreements. Landlord has not entered into and there is not existing any other agreement, written or oral, under which Landlord is or could become obligated to transfer or lease the Real Property, or any portion thereof, to a third party;

               5.9 Environmental Matters.


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                    5.9.1 To Landlord's knowledge, the Real Property is in
compliance with all applicable Environmental Laws, except as has otherwise been reported under Environmental Laws;

                    5.9.2 To Landlord's knowledge, neither Landlord nor the Real Property is subject to any pending judicial or administrative proceeding of any kind alleging the violation or potential violation of any Environmental Law with respect to the Real Property; and

                    5.9.3 To Landlord's knowledge, there is no federal, state or local investigation, or threatened investigation, including an investigation conducted by a non-governmental authority, evaluating the nature and extent of any contamination or whether any remedial or removal action is needed to respond to a Release or threatened Release of any Regulated Substance in, on or at the Real Property.

                    5.9.4 To Landlord's knowledge, no notice has been filed under any Environmental Law indicating past or present generation, transportation, use, treatment, storage or disposal of a Regulated Substance in, on or at the Real Property;

                    5.9.5 To Landlord's knowledge, there are no underground storage tanks on or under the Real Property.

               5.10 No Bankruptcy. Landlord is not involved as a debtor in any state or federal bankruptcy, reorganization, arrangement, insolvency proceedings, receivership or any other debtor-creditor proceeding. Landlord has not made any assignment for the benefit of creditors generally;

               5.11 Parties in Possession. There are no parties other than Landlord in possession of any portion of the Real Property as lessees, tenants or trespassers;

               5.12 Site Conditions. Landlord has disclosed all matters such as sink holes, 100-year flood plain or floodway designation, regulated wetlands, underground water sources, wells or mine shafts that would be material to Tenant's decision to lease the Real Property or interfere with Tenant's intended use of the Real Property to the extent of Seller's knowledge;

               5.13 Natural Gas Availability. Natural gas is available to the Real Property;

               5.14 Landlord Resources and Facilities. The Paper Mill has or will have dedicated and trained personnel capable of operating the Power Facility as required under the Operations Provisions. The Paper Mill has a control room and monitoring equipment that will allow the accurate and continuous monitoring of power production and quality at the Paper Mill. Landlord has water rights and water resources adequate to supply all of the water needs of the Power Facility. Landlord owns and has access to all equipment, tools and machinery necessary to perform its operations and management responsibilities for the Power Facility and to comply with this Lease.

               5. 15 Power Facility Operation Guaranty. Landlord has the ability and capacity to operate the Power Facility 24 hours per day, 7 days per week and will use commercially reasonable efforts to maintain the highest operating rates practical.

All of the representations and warranties in this Section 5 are true and correct as of the Effective Date. For purposes of this Lease, "Landlord's knowledge" or words of similar import shall mean the actual knowledge without investigation of John McKee.


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          6. Taxes and Assessments. Tenant shall pay when due all personal property taxes and assessments levied or assessed by any governmental authority against any personal property or fixtures located on the Real Property during the Lease Term. Tenant shall pay when due all real property taxes and assessments levied or assessed against or attributable to the Real Property. Landlord shall provide Tenant promptly with notices of the tax levies and assessment and all tax valuations and bills received by Landlord, and Tenant shall pay to Landlord the amount owed by Tenant not later than three Business Days before the due date. All taxes and assessments becoming due and payable in the first and last years of the Lease Term, or any year in which this Lease is terminated, shall be apportioned between Landlord and Tenant based upon the number of months the Lease Term during such years bears to the calendar year. Landlord shall use commercially reasonable efforts to cause the Real Property to be taxed and assessed as a separate tax parcel independent of any other property owned by Landlord. Tenant, at its expenses and provided that Tenant in not in default hereunder, may contest in good faith and with due diligence the validity or amount of any personal or, if a separate tax parcel has been created for the Real Property, real property tax affecting the Real Property, provided that: (a) Tenant first makes all contested payments, under protest if it desires, unless Tenant's action suspends the collection of such payments; (b) neither the Real Property nor any part thereof or interest therein could realistically under the then existing circumstances be deemed to be in danger of being sold, forfeited, or lost by reason of such contest; and (c) Tenant furnishes such security, if any, required by the governmental authority. Tenant shall pay or reimburse Landlord, as applicable, any sales, excise, rent, transaction or similar tax, if any, based on the existence of this Lease or Tenant's occupancy of the Real Property. Such payment or reimbursement shall be made when due.

          7. Engagement of Landlord. Tenant hereby engages Landlord, and Landlord hereby accepts Tenant's engagement, to operate the Power Facility under the terms and conditions set forth in the Operations Provisions attached hereto as Addendum 1.

          8. Tenant Improvements. Tenant, at its sole expense and after consultation with Landlord, shall construct, furnish and make such leasehold improvements to the Real Property as are necessary for Tenant's use of the Real Property including, without limitation, the Power Facility (collectively, the "Improvements"). Title to all Improvements shall be vested in the Tenant during the Lease Term. After the Power Facility has been placed in operation, Tenant may construct additional Improvements only after receiving written approval from Landlord. No approval is needed from Landlord for modifications, repairs, changes, renovation, restoration and minor construction in the ordinary course of business at the Power Facility. Tenant shall construct the Improvements in compliance with all applicable laws, codes, rules and ordinances and shall obtain all necessary permits and approvals for such construction, and shall maintain the Improvements in good condition, normal wear and tear excepted.

          9. Disposition of Tenant's Property upon Termination. Upon the expiration of the Lease Term or its sooner termination, Landlord shall have the option to purchase the Improvements and all other trade fixtures and personal property of Tenant required to run the Power Facility and located at the Power Facility (collectively, "Tenant's Property") at fair market value, or if Tenant's Lender (as defined in Section 28.3 below) has assumed the Lease and taken title to the Improvements, then at the payoff amount of the Mortgage (as defined in Section 28.3 below). Not later than 30 days after the expiration of the Lease Term or the earlier termination of the Lease, Landlord may notify Tenant that Landlord elects to purchase Tenant's Property. If Landlord's notice is not given during this 30-day period, then Landlord's option to purchase Tenant's Property shall lapse. If Landlord does not elect to purchase Tenant's Property, Tenant shall have three years to remove Tenant's Property. During this three-year period, rent shall be paid in the amount of $25,000 per 12-month period starting on the date of termination of the Lease and ending on the date on which all of Tenant's Property has been removed. Landlord understands and agrees that Tenant's Property is not readily marketable and requires Tenant to locate a suitable buyer, which process could take up to three years. If Landlord elects to purchase Tenant's Property and Landlord and Tenant cannot agree on the fair market value, such


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value shall be determined by a Person with at least five years experience in appraising similar property ("Equipment Appraiser"). If Landlord and Tenant cannot agree on a single Equipment Appraiser, the following method shall be used to determine the fair market value of Tenant's Property. Each party, within 15 days after request by any party, shall appoint one Equipment Appraiser to represent it and if the two appraisers so appointed are unable to agree between themselves upon the fair market value within 15 days after being appointed, they in turn shall appoint a third Equipment Appraiser. The mutual agreement of two of the three Equipment Appraisers shall determine the fair market value. If two of the three Equipment Appraisers cannot agree on the fair market value, it shall be the average of the fair market values as determined by each of the three Equipment Appraisers. If either Landlord or Tenant fails to appoint an Equipment Appraiser, the duly appointed Equipment Appraiser shall determine the fair market value. If a third Equipment Appraiser is required but the original two appraisers fail to agree upon a third appraiser, the two appraisers shall each propose a list of three Equipment Appraisers and send such list to the other appraiser. The party receiving such proposed list of appraisers shall have five business days from the receipt of the list to strike two names from the list proposed by the other party's appraiser and to notify the other party of the names stricken. If a party fails to timely strike its allowable number of names, then that party will be deemed to have only stricken the number of names it has timely stricken. If more than two names are stricken or if a party fails to timely strike any names, then that party will be deemed to have not stricken any names. If, after striking such names, only one unstricken name appears on the list(s), such unstricken appraiser shall be the additional Equipment Appraiser. If more than one unstricken name appears on the list(s), the previously appointed appraiser(s) shall randomly select the additional appraiser from such unstricken appraisers.

          10. Maintenance and Repair. Landlord shall maintain and repair Tenant's Property located on Parcel 1 in a good state of repair and in a reasonable sanitary condition. Tenant shall reimburse Landlord for such costs as an Operational Cost under the Operations Provisions.

          11. Liens. Except as allowed under Section 28.2 below, Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Real Property, nor against Tenant's leasehold interest in the Real Property, for any reason, including in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant. If any such lien is filed, Tenant shall discharge or bond over the lien within twenty (20) days of such filing, and Tenant shall indemnify and hold Landlord harmless from all costs, expenses, claims or liability (including reasonable attorney's fees) arising from such lien.

          12. Indemnification and Exculpation.

               12.1 Tenant's Indemnification of Landlord. Tenant shall be liable for, and shall indemnify, defend and hold harmless Landlord and Landlord's partners, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs, for injury or death of persons or physical loss of or damage to property claimed or asserted by a Person not a party to this Lease ("Third Person") (collectively, "Tenant Indemnified Claims"), arising or resulting from: (a) the use of the Real Property by Tenant or any of Tenant's agents, employees or contractors (individually, "Tenant Party"; collectively, "Tenant Parties"); or (b) any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in, on or about the Real Property; and/or (c) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. Tenant Indemnified Claims shall not include any claims, demands, notices, damages, costs, fees, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs that result from or relate to Landlord's operation of the Power Facility under the Operations Provisions or any matters covered by the indemnification provisions contained therein (collectively, "Excluded Claims"). The term "Tenant Party" or "Tenant Parties" shall not include any Landlord Indemnified Parties.


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               12.2 No Release of Insurers. Tenant's covenants, agreements and indemnification in Section 12.1 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the provisions of this Lease for actions or events that occur during the Lease Term.

               12.3 Landlord's Indemnification of Tenant. Landlord shall be liable for, and shall indemnify, defend and hold harmless Tenant Parties from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs, for injury or death of persons or physical loss of or damage to property claimed or asserted by a Third Person (collectively, "Landlord Indemnified Claims") arising or resulting from: (a) the use of the Real Property by Landlord or any of Landlord's agents, employees or contractors (collectively, "Landlord Parties");
(b) any other activity, work or thing done by Landlord or any Landlord Parties, in, on or about the Real Property; and/or (c) any default by Landlord of any obligations on Landlord's part to be performed under the terms of this Lease.

               12.4 No Release of Insurers. Landlord's covenants, agreements and indemnification in Section 12.3 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the provisions of this Lease for actions or events that occur during the Lease Term.

               12.5 Indemnification Procedure. Promptly after a party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a Third Person or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to this Lease (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. The notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party, after receipt of the notice, shall defend and settle, at its own expense and by its own counsel, each such matter so long as the Indemnifying Party pursues the same diligently and in good faith. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense. Additionally, if the Indemnifying Party fails diligently to defend any such matter to which the Indemnified Party is entitled to indemnification hereunder, the Indemnified Party may undertake such defense through counsel of its choice and at the Indemnifying Party's expense. Under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          13. Tenant's Insurance. Tenant shall obtain and maintain the following insurance during the Term (while Landlord is operating the Power Facility under the Operations Provisions, Landlord shall be responsible to procure all such insurance on behalf of Tenant and at Tenant's expense):

               13.1 Types of Insurance. On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work on the Real Property, and continuing during the entire Lease Term, Tenant shall obtain and keep in full force and effect, the following insurance:

                    13.1.1 All Risk insurance, including fire and extended coverage and sprinkler leakage, on the improvements and all other property of every description and kind located on the Real Property (whether owned by Landlord or Tenant), or for which Tenant is legally liable or installed by or on behalf of Tenant in an amount not less than the full replacement cost thereof as determined by Tenant. Such insurance shall also apply to damage to the Paper Mill resulting from or arising out of incidents occurring on the Real Property.

                    13.1.2 Commercial general liability insurance coverage, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Section 12 above), products and completed operations liability, and owned/non-owned auto liability, with initial limits as follows: general aggregate-not less than $2,000,000.00, and per occurrence-not less than $2,000,000.00.

Tenant shall provide current certificates of such insurance to Landlord throughout the Term, and copies of policies within ten Business Days after receipt of Landlord's written request.

          14. Requirements. Each policy required to be obtained by Tenant under this Lease shall: (a) be issued by insurers authorized to do business in the State of Arizona and reasonably acceptable to Landlord; (b) name Tenant and Landlord as named insureds (c) provide that the insurer shall notify Landlord in writing not less than 30 days prior to any material change, reduction in coverage, cancellation or other termination thereof; (c) have a deductible of not more than $50,000.00, (d) be primary with respect to any similar insurance carried by Landlord, (e) contain a waiver of subrogation or similar provision.

          15. Landlord's Insurance. Landlord may, at its option, obtain such liability and casualty insurance relating to the Real Property as Landlord deems desirable.

          16. Damage or Destruction. If the Real Property is damaged by fire or other casualty, Tenant shall be responsible to commence and proceed diligently with the work of repair, reconstruction and restoration, and this Lease shall continue in full force and effect. Landlord and Tenant shall each have the right to terminate this Lease if any damage to the Real Property occurs during the last 12 months of the Lease Term. In the event of such termination, Tenant shall be subject to the provisions of Section 9 relating to the removal of Tenant's Property.

          17. Eminent Domain.

               17.1 Substantial Taking. Subject to the provisions of Section
17.4 below, in case the whole of the Real Property, or such part thereof as shall prevent the operation of the Power Facility as reasonably determined by Tenant, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent or in lieu of such taking, this Lease shall terminate effective as of the date possession is required to be surrendered to said authority.

               17.2 Partial Taking. In the event of a taking of a portion of the Real Property that does not prevent the operation of the Power Facility as reasonably determined by Tenant, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease, and Tenant shall thereafter proceed to make a functional unit of the remaining portion of the Real Property (and Landlord shall make available such portion of the proceeds received by Landlord from the condemning authority as is attributable to the taking of any portion of the Improvements). Proceeds received by Landlord for the value of the Power Facility or Tenant's business shall belong to Tenant.

               17.3 Condemnation Award. Subject to the provisions of Section
17.4 below, in connection with any taking of the Real Property or any portion thereof, Tenant shall not be entitled to receive any portion of any award that may be made or given in such taking or condemnation or any payment made in lieu or anticipation of any such taking or condemnation with respect to Real Property. Tenant shall be entitled to recover: (a) any compensation as may be separately awarded or recoverable by Tenant for Tenant's relocation expenses and for any loss of goodwill; and (b) the value of the Improvements.

               17.4 Temporary Taking. In the event of a taking of the Real Property or any part thereof for temporary use: (a) this Lease shall be and remain unaffected thereby; and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking that is within the Lease Term. For purpose of this
Section 17.4. a temporary taking shall be defined as a taking for a period of 120 days or less.

          18. Tenant's Default and Landlord's Remedies.

               18.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

                    18.1.1 The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant; provided, however, that, if the nature of Tenant's default is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such 30-day period and thereafter diligently prosecute such cure to completion. Any failure by Tenant to observe or perform any of its covenants or provisions of this Lease that are the responsibility or obligation of the Landlord under the Operations Provisions shall not be the basis for a default under this Section 18.1.2 so long as the Operations Provisions are in effect; and

                    18.1.2 (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Real Property or of Tenant's interest in this Lease, if possession is not restored to Tenant within 60 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Real Property or of Tenant's interest in this Lease if such seizure is not discharged within 60 days.

               18.2 Landlord's Remedies; Termination. In the event of any such default by Tenant, Landlord shall have the immediate right to terminate this Lease and all rights of Tenant hereunder and recover any damages necessary to compensate Landlord for all actual damages caused by Tenant's failure to perform its obligations under this Lease.

               18.3 Landlord's Remedies; Re-Entry Rights. In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Real Property and remove all persons from the Real Property and take possession of all property located thereon. No re-entry or taking possession of the Real Property by Landlord pursuant to this
Section 18.3, and no acceptance of surrender of the Real Property or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

               18.4 Landlord's Remedies: Continuation of Lease. In the event of any such default by Tenant, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Real Property. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 18.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease. Landlord's election not to terminate this Lease pursuant to this Section 18.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies. Landlord shall have the right to relet the Real Property or any portion thereof for such term or terms (which may extend beyond the Lease Term) and at such rental and on such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Landlord shall also have the right to make such alteration and repairs to the Real Property as Landlord may deem advisable, in its sole discretion.

               18.5 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Section 18 and elsewhere in this Lease (including Section 22 below) shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Landlord shall have the right to pursue anyone or all of such remedies or any other remedy or relief that may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 18 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

               18.6 Performance by Landlord. If Tenant fails to make any payment or perform any act required hereunder to be made or performed by Tenant, and provided Landlord has given Tenant thirty (30) days written notice of its intent to do so and Tenant has failed during said period to make such payment or perform the act required to be performed by Tenant, then Landlord may, but shall be under no obligation, to make such payment or perform such act with the same effect as if made or performed by Tenant. Notwithstanding the immediately preceding sentence, Landlord may proceed immediately in the event of an emergency without any notice to Tenant other than bona fide attempts to contact Tenant by telephone as soon as reasonably possible under the circumstances. Entry by Landlord upon the Real Property for such purpose shall not waive or release Tenant from any obligation or default hereunder. Tenant shall reimburse Landlord for all sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with Landlord's payment or performance under this Section, and no such payment or performance by Landlord pursuant hereto, shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due or payable, nor limit any right of Landlord or relieve Tenant from any default hereunder.

          19. Landlord's Default. Subject to the Operations Provisions, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within 30 days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such 30-day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity.

          20. Estoppel Certificate. Within 20 days following receipt of a written request from the other party or its lender or mortgagee, a party shall execute and deliver to the other party or its lender or mortgagee an estoppel certificate certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which any sums payable under this Lease have been paid; (d) that there are not, to the best of the certifying party's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested. Any such estoppel certificate delivered pursuant to this Section 20 may be relied upon by any mortgagee, deed of trust beneficiary, purchaser or prospective purchaser of the Real Property or the Power Facility, as well as their assignees. The failure to deliver such estoppel certificate within such time shall be conclusive upon the certifying party that: (a) this Lease is in full force and effect without modification, except as may be represented by the other party; and (b) there are no uncured defaults under the Lease.

          21. Default Interest. If any amount payable under this Lease is not paid by the date when due, it shall bear interest at the lesser of the "prime rate" plus 4% or the maximum rate allowed by law in the State of Arizona

(the "Default Rate") from the date due until paid. As used herein, "prime rate" means the per annum rate of interest from time to time announced by Wells Fargo Bank, or any successor bank, as its prime interest rate.

          22. Assignment and Subletting. Except as set forth in the Operations Provisions and except as permitted under a Mortgage as define in Section 28.3.1, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed (and in no event shall Landlord's response be given more than 60 days from the date of the Tenant's written request for consent), assign this Lease or any interest herein, sublet the Real Property or any part thereof, otherwise transfer Tenant's interest in the Real Property or this Lease, or permit the use or occupancy of the Real Property by any party other than Tenant (collectively, a "Transfer"). Landlord's failure to respond to Tenant's request for consent within such 60 day period shall be deemed a disapproval of the Transfer. Notwithstanding the foregoing, Tenant may consummate a Transfer without the consent of the Landlord to a corporate affiliate of Tenant with at least $25,000,000 net worth and with substantial experience in owning or operating power generation facilities similar to the Power Facility; provided however, that Tenant may not transfer its interest to a Person engaged in pulp and paper operations or to a public service corporation. Any attempted transfer in violation of this Section 22 shall be voidable at Landlord's election. A Transfer approved by Landlord or otherwise allowable hereunder shall release Tenant of Tenant's obligations under this Lease. For purposes of this Section 22. a "Transfer" shall include, but shall not be limited to, the following:

     (1) If Tenant is a partnership, (i) a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner owning 49% or more of the partnership, (ii) the dissolution of the partnership, (iii) the sale or other transfer of 49% or more of the partnership interests, or
          (iv) the sale or other transfer of 49% or more of the value of the assets of the partnership.

     (2) If Tenant is a corporation, (i) any dissolution, merger, consolidation, or other reorganization of the corporation, (ii) the sale or other transfer of 49% or more of the capital stock of the corporation, or (iii) the sale of 49% or more of the value of the assets of the corporation.

     (3) If Tenant is a limited liability company, (i) a withdrawal or change, voluntary, involuntary, or by operation of law, of any member owning 49% or more of the limited liability company, (ii) the dissolution of the limited liability company, (iii) the sale or other transfer of 49% or more of the membership interests, (iv) the sale or other transfer of 49% or more of the value of assets of the limited liability company, or the merger, consolidation of other reorganization of the limited liability company.

     (4) The entering into of any operating agreement, consulting agreement or other arrangement, the effect of which is to shift from Tenant to a third party (i) substantial operating control of the Real Property or Tenant's operations thereon or (ii) substantial economic benefit arising from the Real Property or Tenant's operations thereon.

          23. Entry by Landlord. Landlord and its employees and agents shall at all times have the right to enter the Real Property to inspect the same, and/or to perform any act Landlord is required or allowed to perform under any provision of this Lease or the Operations Provisions, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business.

          24. Transfer of Landlord's Interest. Landlord shall be entitled to sell, transfer, assign and convey all or any portion of its title and interest in the Real Property and/or this Lease (collectively, a "Landlord Transfer") without the consent of Tenant; provided, however, that no Landlord Transfer shall be effective until the Landlord provides notice to Tenant of such Landlord Transfer together with a copy of the written assignment and assumption of this Lease by the transferee under such Landlord Transfer. A transfer of Landlord's responsibilities under the Lease shall release Landlord from all liability arising under the Lease on and after the transfer. Landlord's responsibilities under the Operations Provisions are transferable; provided, however that prior to any such transfer, Landlord shall notify Tenant and confirm that the transferee has the ability and resources to fulfill the Operations Provisions, and further provided that the transferee execute a written assumption of the Operations Provisions. No such transfer shall be valid until Tenant receives a fully executed copy of such written assumption providing contact information as to the transferee and otherwise acceptable to Tenant in its reasonable discretion. A transfer of Landlord's responsibilities under the Operations Provisions shall release Landlord of Landlord's obligations under the Operations Provisions.

          25. Quiet Enjoyment. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Real Property in accordance with and subject to the terms and conditions of this Lease.

          26. Unavoidable Delay; Extension of Time of Performance. In addition to specific provisions of this Lease, performance by any party hereunder shall not be deemed to be in default where delays or defaults are due to war; terrorist attacks at home or abroad; insurrection; strikes; lock-outs; riots; floods; earthquakes; fires; casualties; acts of God; acts of the public enemy or terrorists; epidemics; quarantine restrictions; freight embargoes; lack of transportation; governmental restrictions or priority; unusually severe weather; inability (when either party is faultless) of any contractor, subcontractor or supplier; acts of the other party. An extension of time for any such cause shall only be for the period of enforced delay, which period shall commence to run from the time of the commencement of the cause. If, however, notice by the party claiming such extension is sent to the other parties more than 30 days after the commencement of the cause, the period shall commence to run only 30 days prior to the giving of such notice. Times of performance under this Lease may also be extended in writing by the parties hereto.

          27. Grants of Easements. Landlord covenants and agrees that it will, from time to time, join with Tenant in the grant to governmental entities and public utility companies of easements or rights of way on the Real Property for utility lines and public streets, walks, alleys and access ways to the extent such may be reasonably requested and reasonably required for the implementation of the development of the Power Facility and other Improvements on the Real Property. Landlord represents and warrants that the Real Property currently has access to a public roadway.

          28. Subordination and Lender Provisions.

               28.1 Subordination of Tenant's Interest. At the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Real Property, this Lease shall be subject and subordinate at all times to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). As a condition precedent to the effectiveness of any such subordination of this Lease to the lien of any future mortgages or deeds of trust, Landlord shall provide to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement in favor of Tenant executed by such future mortgagee or deed of trust beneficiary, as the case may be, which shall provide that Tenant's quiet possession of the Real Property shall not be disturbed on account of such subordination so long as Tenant is not in default under any provisions of this Lease and agrees pursuant to the terms thereof to attorn to such mortgagee or beneficiary and any future owner of the Real Property.

               28.2 Encumbrance of Tenant's Interest. Tenant may encumber its leasehold interest in the Real Property (the "Leasehold Lien") in the amount of the cost of the Improvements to be constructed on the Real


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

Property by Tenant. Tenant shall obtain Landlord's prior written approval of the Leasehold Lien documents, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord's failure to respond to Tenant's request for approval within 30 days following receipt of such request shall be deemed an approval of the Leasehold Lien documents. Such Leasehold Lien documents shall allow Landlord, at its option, to assume the loan and make the loan payments if Tenant does not make such payments. Tenant's failure to cure any default under the Leasehold Lien loan documents following expiration of all notice and cure provisions contained therein shall be a default under this Lease.

               28.3 Tenant's Lender Provisions. Notwithstanding any other provisions in this Lease to the contrary, the following provisions shall be controlling.

                    28.3.1 Encumbrance of Tenant's Buildings. Landlord hereby consents to the execution, delivery, performance and recordation of a mortgage or deed of trust and security agreement ("Mortgage") in favor of [Comerica] and its successors and assigns (collectively, "Lender") covering all buildings, improvements and structures located at the Real Property and owned by Tenant (collectively, "Tenant's Building"), and all of the equipment, furniture, trade fixtures and other personal property owned by Tenant, including any turbines and other fixtures (collectively, the "Equipment") located at or used in connection with the Real Property and Tenant's interest in this Lease. In the event of a conflict between the Mortgage and the Lease, the Lease shall control.

                    28.3.2 Landlord's Lien Against Tenant's Equipment. Landlord hereby agrees that should Tenant default in the performance of any of its obligations hereunder, it will not assert against any of the Equipment, any statutory, contractual, possessory, or other liens, including, without limitation, rights of levy or distraint for rent, it may have or assert under this Lease until Landlord has first given Lender (a) written notice of the default under the Lease or other event creating such lien and (b) 60 days to either cure or cause Tenant to cure such default or other event or remove the Equipment from the Real Property. If Lender has not cured such default or other event by the end of such 60-day period, Lender's security interest the Equipment shall be deemed to be subordinate to any of Landlord's statutory, contractual, possessory or other liens; provided that Lender/shall have no obligation to cure or cause such default to be cured. Nothing provided herein shall waive or be deemed a waiver any rights Landlord may have to make a claim against Tenant for amounts due and owing by Tenant to Landlord. If, after any default by Tenant under its obligations to Lender and the passage of any applicable cure period without Tenant curing such default, Lender undertakes to enforce its remedies against the Equipment, Landlord will, in good faith, cooperate with Lender in its efforts to promptly assemble and remove all of the Equipment located on the Real Property within the time period specified in this paragraph; provided that Lender shall repair any damage to Tenant's Building caused by such removal.

                    28.3.3 Lender's Notice Address. In the event Landlord sends any notice to Tenant, including, without limitation, a notice of default or notice of termination, Landlord will send a contemporaneous, duplicate copy of such notice to Lender at the following address:

                    _______________________________

                    _______________________________

                    _______________________________

                    28.3.4 Lender Cure Period. In the event of any default by Tenant under this Lease and the passage of any applicable cure period without Tenant curing such default, Landlord shall thereafter provide Lender with written notice of such default and afford Lender an additional cure period often days after such notice for any monetary default and 30 days (plus such additional time as may be reasonably necessary to cure the default in the exercise of Lender's reasonable efforts, but in no event no more that 90 additional days) after such notice for any nonmonetary default.

                    28.3.5 In the event of a termination of this Lease, whether as a result of an uncured breach or default or as a result of a bankruptcy or for any other reason, Landlord shall, upon the request by Lender or its successors and assigns made within 30 days following such termination, at Landlord's option, either: (a) pay off Tenant's loan under the Mortgage in exchange for Tenant and Lender conveying to Landlord all right, title, and interest in Tenant's assets, including without limitation, the Equipment and Tenant's Building; or (b) enter into a new lease for the Real Property with Lender or its successors and assigns ("New Lease"), which New Lease: (i) shall be effective as of the date of the termination of this Lease; (ii) shall be for a term expiring as of the last day of the term of this Lease; and (iii) shall be on the same terms and conditions as this Lease (including any provisions for renewal or extension of the term of this Lease); provided that Lender or its successors and assigns cures any defaults under this Lease, except that Lender or its successors and assigns shall be excused from curing a default arising under Section 18.1.2 above if Lender or its successors and assigns make good faith efforts to cure such default and fail to achieve such cure within 90 days.

                    28.3.6 Lender shall have the right to assign its right, title and interest in the Mortgage to any third party. Until Lender has completed a foreclosure of the Mortgage or accepted an assignment of this Lease in lieu of foreclosure, neither Lender, nor its assign, shall be deemed to have assumed any of Tenant's obligations under this Lease, and Tenant shall be responsible for all obligations under this Lease. After any such foreclosure or acceptance of an assignment of lease in lieu of foreclosure, Lender or its assignee, as the case may be, shall be deemed by virtue of such conveyance to have assumed all of the Tenant's obligations accruing under this Lease from and after the date of such conveyance. Lender shall have the right to assign its right, title and interest in this Lease or any New Lease to any third party with the consent of Landlord, which consent shall not be unreasonably withheld. Lender may assign its right, title and interest in this Lease without the consent of Landlord so long as: (i) the assignee delivers to Landlord a written assumption agreement signed by the assignee wherein the assignee assumes the obligations of the Tenant accruing under this Lease from and after the date of such assignment; and (ii) such assignee has at least $25,000,000 net worth and substantial experience in owning or operating power generation facilities similar to the Power Facility. Upon any such assumption of the Tenant's obligations under this Lease or any New Lease by an assignee of Lender, Lender shall be automatically released of all of its obligations under this Lease or the New Lease, if any. Notwithstanding anything to the contrary expressed herein, an assignment of Tenant's Rights and obligations under the Lease may only occur once during the Lease Term as defined in Section 2.4.

                    28.3.7 In the event of a default by Tenant under this Lease or if Lender or its successors and assigns becomes the tenant under this Lease or any New Lease, the Real Property may be used only for the purposes listed in
Section 3 above.

                    28.3.8 No amendment to this Lease or agreement between Landlord and Tenant subordinating Tenant's interest in the Lease (except in such instance where Landlord has provided Lender with a nondisturbance agreement in form and substance reasonably acceptable to Lender), reducing the term of this Lease, increasing rent or other monetary obligations of Tenant or canceling, terminating or surrendering this Lease shall be effective without the prior written consent of Lender, which consent shall not be unreasonably withheld.

                    28.3.9 If any provisions of this Lease are in conflict with any of the provisions of this Section 28.3, the provisions of this Section 28.3 shall control.

                    28.3.10 If there is a condemnation or eminent domain in respect of the Real Property, any award or payment allocable to Tenant, Tenant's interest in the Real Property or in this Lease or any of the Equipment, in accordance with the provision of this Lease shall be paid to Lender for the benefit of the parties hereto and applied in a manner specified in this Lease; and if the same results in a termination of this Lease, Tenant's portion of the award of payment shall be paid to Lender for the benefit of the Tenant and Lender.

                    28.3.11 No fire or casualty loss claims with respect to Tenant's interest in the Real Property shall be settled and no agreement with respect to Tenant's interest in the Real Property will be made in respect of any award or payment in condemnation or eminent domain without in each case the prior written consent of Lender, which consent shall not be unreasonably withheld.

                    28.3.12 In the absence of a default by Tenant under the Lease, neither Lender, nor its successors and assigns, shall be obligated to operate or conduct any business activities on or at the Real Property, and the failure of Lender or its successors and assigns to operate or conduct business activities on or at the Real Property shall not constitute a default or breach under this Lease.

                    28.3.13 Landlord shall not, in the absence of an uncured default, disturb, or attempt to disturb, the possession, interest or quiet enjoyment of Tenant or any subsequent lessee under this Lease for any reason. Landlord will not encumber Landlord's interest in the Real Property or this Lease without delivering to Tenant and Lender or its successors and assigns a non-disturbance agreement, in form and substance reasonably acceptable to Lender, signed by the owner of such encumbrance. In the event Landlord's interest in this Lease or the Real Property (or any property owned by Landlord over which Tenant has been granted easements) is encumbered, pledged or mortgaged, Landlord will deliver to Tenant and Lender or its successors and assigns a non-disturbance agreement, in form and substance reasonably acceptable to Lender, signed by the owner of such encumbrance.

          29. Tenant's Permits. Tenant's obligations under this Lease shall be conditioned on Tenant obtaining or being satisfied that Tenant can obtain an air quality permit and other necessary permits and approvals for the Power Facility (the "Permits"). If Tenant cannot obtain or is not satisfied that it will be able to obtain the Permits, Tenant may terminate this Lease by giving notice of such termination prior to 5:00 p.m., M.S.T., on the Commencement Date, as the same may be extended from time to time under the terms of Section 2.

          30. Brokerage. Each party hereto represents and warrants to the other parties that it has not employed any broker or finder in connection with the transaction contemplated by this Lease. If any Person shall assert a claim to a brokerage commission or finder's fee on account of alleged employment as a broker or finder in connection with this Lease, the party under whom the broker or finder is claiming shall and does hereby indemnify the other party against, and agrees to hold the other party harmless from, all such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including attorneys' and witness fees and court costs in defending against such claim.

          31. Notice. All notices, requests, demands or other communications (collectively, "Notice") required or permitted under this Lease shall be in writing and may be personally delivered or transmitted by nationally recognized overnight carrier (e.g. Federal Express, UPS) or by certified mail, return-receipt requested, postage prepaid, addressed as follows:

          Landlord:         Abitibi-Consolidated Sales Corp.
                            Snowflake Mill
                            P.O. Box 128
                            Snowflake, AZ 85937
                            Attn: James Willis
                            Phone: 928-536-9210
                            Fax: 928-536-9435
                            Email: James_Willis@abicon.com

          Tenant:           Snowflake White Mountain Power, LLC
                            [on file with Company]
                            Attn: Robert Worsley
                            Phone: [on file with Company]
                            Fax: [on file with Company]
                            e-mail: [on file with Company]

          With a Copy to:   Tenant's Lender
                            (See Section 28.3.3 above for address)

Notice given in accordance with the terms hereof shall be deemed given and received on the date of receipt if personally delivered, upon the date three Business Days after posting if transmitted by mail or one Business Day after depositing such Notice with an overnight carrier. Any party hereto may change the address for receiving Notice by notice sent in accordance with the terms of this Section. The inability to deliver a Notice because of a changed address of which no Notice was given, or rejection or other refusal to accept any Notice, shall be deemed to be the receipt of the Notice as of the date of such inability to deliver, rejection or refusal to accept. Any Notice to be given by any party hereto may be given by legal counsel for such party; however, notice to a party's legal counsel without notice directly to such party shall not be deemed notice to such party. The telephone numbers, fax numbers, and e-mail addresses listed above are for convenience only and may not be used as a means to give any Notice under this Lease.

          32. Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of any payments due hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular amount so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment.

          33. Miscellaneous.

               33.1 Governing Law. This Lease shall be deemed to be made under, and shall be construed in accordance with and shall be governed by, the internal substantive laws of the State of Arizona (without reference to choice of law principles). Suit to enforce any provision of this Lease or to obtain any remedy with respect hereto may be brought in Superior Court, Navajo County, Arizona, and each party hereto expressly and irrevocably consents to the jurisdiction of said court.

               33.2 Successors and Assigns. Subject to the provisions of Sections 22 and 24 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.

               33.3 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either: (a) terminate all or any existing subleases; or
(b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

               33.4 Professional Fees. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses (including, without limitation, actual appraisers', accountants', attorneys' and other professional fees and court costs) incurred by the prevailing party therein, as determined by the judge of the court and not by the jury, shall be paid by the other party.

               33.5 Terms, Headings and References. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Wherever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa, and the masculine, feminine, or neuter form shall include the masculine, feminine, and neuter forms. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Lease and the terms and provisions of any document, instrument or other Lease executed in connection herewith or in furtherance hereof, including any exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Lease, which shall be deemed to prevail and control. All references to "Sections" shall be to the numbered sections of this Lease unless specifically stated otherwise. In this Lease (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and the plural shall be deemed to include one another, as appropriate. As used in this Agreement, "sole discretion" shall mean sole, absolute, unfettered and unreviewable judgment and discretion without regard to whether such judgment or discretion is exercised reasonably or unreasonably.

               33.6 Time of the Essence. Tenant and Landlord expressly and specifically agree time is of the essence of this Agreement and all provisions, obligations and conditions thereof. All time periods set forth herein in terms of "Days" refer to calendar days. Whenever notice must be given, documents delivered or an-act done under this Agreement on a day that is not a Business Day, the notice may be given, document delivered or act done on the next following day that is a Business Day. As used in this Agreement, "Business Day" shall mean a day other than a Saturday, Sunday or a day observed as a legal holiday by the United States government; the State of Arizona; or Navajo County, Arizona.

               33.7 Prior Agreements: Amendments. This Lease (and the Exhibits attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Real Property and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Real Property or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

               33.8 Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, but such term or provision shall be reduced or otherwise modified by such court or authority only to the minimum extent necessary to make it valid and enforceable, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any term or provision cannot be reduced or modified to make it reasonable and permit its enforcement, it shall be severed from this Lease and the remaining terms shall be interpreted in such a way as to give maximum validity and enforceability to this Lease. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

               33.9 Recording. From time to time, Landlord and Tenant agree that at the request of either, each will execute a short form memorandum of this Lease or an amended memorandum of this Lease in a form satisfactory to the Lender for recording in the Office of the County Recorder, Navajo County, Arizona. Such memorandum may be recorded against the Real Property,

               33.10 Exhibits. All exhibits, addenda and appendices attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

               33.11 Accord and Satisfaction. No payment of a lesser amount than required herein shall be deemed to be other than on account of the amount actually due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and a party may accept such check or payment without prejudice to such party's right to recover the balance of such payment or pursue any other remedy provided in this Lease. Each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

               33.12 Tenant's Authority. Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing limited liability company and is qualified to do business in the State of Arizona; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's operating agreement and all requisite action has been taken to make this Lease valid and binding on and enforceable against Tenant in accordance with its terms; (c) this Lease is binding upon Tenant in accordance with its terms and, upon execution thereof, said Lease shall be fully binding upon Tenant; (d) the execution by Tenant of this Lease and the consummation by Tenant of the transaction hereby contemplated does not, and as of Commencement Date, will not result in a breach of or default under any indenture, agreement, instrument or obligation to which Tenant is a party or constitute a violation of any governmental requirement

               33.13 Construction. This Lease is the result of negotiations between parties of roughly equivalent bargaining power, neither of whom has acted under any duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions hereof shall be construed in accordance with their usual and customary meanings. Landlord and Tenant hereby waive the application of any rule of law which otherwise might be applicable to the construction of this Lease that ambiguous or conflicting terms or provisions should be construed against the party who (or whose attorney) prepared the executed Lease or any earlier draft of the same. The parties acknowledge they have had the opportunity to seek the advice and benefit of legal counsel prior to executing this Lease, and have, in fact, sought such advice, or make a conscious decision not to do so and to assume the risk of failing to do so.

               33.14 Negation of Partnership. Nothing in this Lease shall be construed to render the Landlord in any way, or for any purpose, a partner, joint venturer or associate with Tenant, nor shall this Lease be construed to authorize either Landlord or Tenant to act for the other, except as expressly stated herein. The only relationship between the parties hereto is that of Landlord and Tenant.

               33.15 Additional Act or Documentation. Tenant and Landlord agree to make, execute, and deliver such additional documents and instruments and take such actions as may be necessary or appropriate to carry out the full intent and purpose of this Lease.

               33.16 Specific Limitations. Landlord shall not be liable to Tenant, and Tenant shall not be liable to Landlord, whether in contract, warranty, tort or otherwise, for any special, indirect or consequential damages of any kind or nature whatsoever.

               34. Execution. This Lease may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The partially executed signature page of any counterpart of this Lease may be attached to any other partially executed counterpart of this Lease without impairing the legal effect of the signature(s) on such signature page. Fax and electronically scanned copies of the executed signature pages of this Lease shall be effective and binding upon the parties as if such signatures were original signatures.

          35. Definitions. Whenever used in this Lease, the following terms shall have the respective meanings specified below:

          "Annual Budget" - shall have the meaning set forth in Section 3.1.1 of Addendum I.

          "Annual Operating Plan" - shall have the meaning set forth in Section
          3.1.1 of Addendum 1.

          "Business Day" - shall have the meaning set forth in Section 33.6.

          "Commencement Date" - shall have the meaning set forth in Section 2.1.

          "CPI" - shall have the meaning set forth in Section 2.4.

          "Days" - shall have the meaning set forth in Section 33.6.

          "Default Rate" - shall have the meaning set forth in Section 21.

          "Effective Date" - shall have the meaning set forth in the first paragraph of the Lease.

          "Environmental Laws" - shall mean all applicable federal, state or local environmental laws, statutes, rules, regulations, permits orders and ordinances.

          "Equipment Appraiser" - shall have the meaning set forth in Section 9.

          "Excluded Claims" - shall have the meaning set forth in Section 12.1.

          "Extended Term" - shall have the meaning set forth in Section 2.4.

          "Facility Operator" - shall have the meaning set forth in the second paragraph of Addendum 1.

          "Facility Owner" - shall have the meaning set forth in the second paragraph of Addendum 1.

          "Facility Owner Parties" - shall have the meaning set forth in Section 10 of Addendum I.

          "Facility Waste" - shall mean all ash, byproducts, trash and other waste generated by normal operations of the Power Facility.

          "General Manager" - shall have the meaning set forth in Section 2.6 of the Addendum.

          "Home Office Personnel" - shall have the meaning set forth in Section 13 of Addendum 1.

          "Improvements" - shall have the meaning set forth in Section 8.

          "Indemnified Party" - shall have the meaning set forth in Section
          12.5.

          "Indemnifying Party" - shall have the meaning set forth in Section
          12.5.

          "Landlord" - Abitibi-Consolidated Sales Corp, a Delaware corporation, and it successors and assigns.

          "Landlord Indemnified Claims" - shall have the meaning set forth in
          Section 12.3.

          "Landlord Indemnified Parties" - shall have the meaning set forth in
          Section 12.1.

          "Leasehold Lien" - shall have the meaning set forth in Section 28.2.

          "Landlord Parties" - shall have the meaning set forth in Section 12.3.

          "Lease" - shall mean this lease between Landlord and Tenant.

          "Lease Term" - shall have the meaning set forth in Section 2.1.

          "Lease Year" - shall have the meaning set forth in Section 2.3.

          "MW" - shall have the meaning set forth in Section 4.5.

          "Notice" - shall have the meaning set forth in Section 31

          "Operational Costs" - shall have the meaning set forth in Section 7.1 of Addendum 1.

          "Operations Provisions" - shall mean those provisions set forth in Addendum 1 to this Lease.

          "Owner Parties" - shall have the meaning set forth in Section 10 of Addendum 1.

          "Paper Mill" - shall mean the paper manufacturing plant operated by Landlord near Snowflake in Navajo County, Arizona.

          "Parcel 1" - shall mean the real property used for construction and operation of the Power Facility, and legally described in Exhibit A attached hereto, together with the easements described in Exhibit A.

          "Parcel 2" - shall mean the real property used for construction and operation of the Sawmill Facility, and legally described in Exhibit A attached hereto.

          "Parcel 3" - shall mean the real property used for construction and operation of the Storage Facility, and legally described in Exhibit A attached hereto, together with the easements described in Exhibit A.

          "Payroll Related Costs" - shall have the meaning set forth in Section
          7.1.1 of Addendum 1.

          "Permits" - shall have the meaning set forth in Section 2.

          "Person" shall mean any individual or entity, including any corporation, trust, partnership, limited liability company, sole proprietorship, estate, or any affiliate, subsidiary, agent, successor or representative of any of the foregoing.

          "Plant Manager" - shall have the meaning in Section 2.2 of Addendum 1.

          "Power Facility" - shall mean an electrical steam generating unit with a capacity of approximately 20 megawatts, capable of burning biomass materials, including wood chips and paper sludge, as fuel, together with related equipment, including a turbine-generator, necessary for production of electricity for distribution and sale.

          "Project Manager" - shall have the meaning set forth in Section 2.1 of Addendum 1.

          "Prudent Operating and Maintenance Practices" - shall have the meaning set forth in Addendum I.

          "Real Property" - shall mean the real property comprising Parcel 1, Parcel 2 and Parcel 3.

          "Regulated Substance" - shall mean any substance, material or waste regulated by any Environmental Laws.

          "Release" - shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

          "Sawmill Facility" - shall mean a sawmill to be used for processing logs and wood materials, together with related equipment used for unloading, processing, loading and storage.

          "Sections" - shall have the meaning set forth in Section 33.5.

          "Services" - shall have the meaning set forth in Section 4 of Addendum 1.

          "Shared Personnel" - shall have the meaning set forth Section 13 of Addendum 1.

          "Site Personnel" - shall have the meaning set forth in Section 13 of Addendum 1.

                                   EXHIBIT A

          The "Real Property" consists of the following real property situated in Navajo County, State of Arizona:

PARCEL 1

A portion of Section 21, Township 13 North, Range 19 East, Gila and Salt River Meridian, Navajo County, Arizona and more particularly described as follows:

Commencing at the Southeast Corner of said Section 21, thence North 55 degrees 18 minutes 07 seconds West, a distance of 3292.40 feet, to the TRUE POINT OF BEGINNING; thence North 55 degrees 41 minutes 36 seconds West, a distance of
177.42 feet; thence North 24 degrees 17 minutes 33 seconds East, a distance of
321.20 feet; thence North 64 degrees 34 minutes 36 seconds West, a distance of
190.56 feet; thence North 28 degrees 44 minutes 44 seconds East, a distance of
65.94 feet; thence North 63 degrees 51 minutes 24 seconds West, a distance of
155.69 feet; thence North 25 degrees 34 minutes 31 seconds East, a distance of
156.73 feet; thence South 63 degrees 58 minutes 43 seconds East, a distance of 1029.92 feet; thence South 10 degrees 35 minutes 16 seconds West, a distance of
71.71 feet to the beginning of a curve to the left having a chord bearing of South 72 degrees 12 minutes 11 seconds West and a radius of 937.12 feet, through a central angle of 45 degrees 10 minutes 28 seconds, for a length of 738.87 feet more or less, to the TRUE POINT OF BEGINNING.

Said parcel contains 6.82 acres, more or less.

PARCEL 2

A portion of Section 27, Township 13 North, Range 19 East, Gila and Salt River Meridian, Navajo County, Arizona and more particularly described as follows:

Commencing at the Southeast Corner of said Section 27, thence North 00 degrees 33 minutes 12 seconds, along the East line of said Section 27, a distance of 580 feet; thence South 89 degrees 23 minutes 31 seconds West, a distance of 1573.9 feet; thence North 24 degrees 54 minutes 04 seconds East, a distance of 735.8 feet; thence North 20 degrees 09 minutes 45 seconds East, a distance of 456.7 feet; thence North 06 degrees 37 minutes 58 seconds West, a distance of 807 feet; thence North 41 degrees 02 minutes 37 seconds East, a distance of 519.6 feet; thence North 06 degrees 57 minutes 47 seconds West, a distance of 902 feet; thence North 34 degrees 44 minutes 32 seconds East, a distance of 1798 feet, to a point on the East line of said Section 27; thence southerly along the East line of said Section 27, South 00 degrees 41 minutes 55 seconds West, a distance of 4646 feet, more or less, to the point of beginning.

Said parcel contains 100.8 acres, more or less.

PARCEL 3

A portion of Section 21, Township 13 North, Range 19 East, Gila and Salt River Meridian, Navajo County, Arizona and more particularly described as follows:

Commencing at the Southeast Comer of said Section 21, thence North 34 degrees 18 minutes 36 seconds West, a distance of 2433.98 feet, to the TRUE POINT OF BEGINNING; thence South 26 degrees 27 minutes 27 seconds West, a distance of
413.15 feet to the beginning of a curve to the right having a radius of 200 feet through a central angle of 74 degrees 23 minutes 31 seconds, for a distance of
259.67 feet; thence North 82 degrees 28 minutes 13 seconds West, a distance of
290.89 feet; thence North 64 degrees 35 minutes 52 seconds West, a distance of
717.77 feet; to a point on a non-tangent curve to the right having a chord bearing of North 72 degrees 12 minutes 11 seconds East and a radius of 937.12 feet, through a central angle of 45 degrees 10 minutes 28 seconds, for a distance of 738.87 feet; thence South 82 degrees 39 minutes 05 seconds East, a distance of 654.88 feet, more or less, to the TRUE POINT OF BEGINNING.

Said parcel contains 11.43 acres, more or less.

          ADDENDUM 1

                              OPERATIONS PROVISIONS

     As referenced in Section 7 of the Lease, Tenant hereby engages Landlord, and Landlord hereby accepts Tenant's engagement, to operate and maintain the Power Facility and the Real Property based on the terms and provisions set forth in this Addendum 1 (hereinafter, the "Operations Provisions"). All capitalized terms used in these Operations Provisions and not otherwise defined herein shall have the meanings given in the Lease Agreement to which this Addendum is attached (the "Lease "). If any of these Operations Provisions are inconsistent or conflicting with provisions contained in other portions of the Lease, these Operations Provisions shall govern, control and supersede such conflicting or inconsistent provisions. As long as these Operations Provisions are in effect, Tenant shall be relieved of any obligation under the Lease that Landlord has agreed to perform under these Operations Provisions.

     For purposes of these Operations Provisions, the Landlord shall be referred to as the "Facility Operator" of the Power Facility, and Tenant shall be referred to as the "Facility Owner" of the Power Facility.

     1. Term. These Operations Provisions shall be effective on the Commencement Date and shall terminate on the same day that the Lease Term expires or the Lease otherwise terminates. Facility Owner or Facility Operator may terminate the Operations Provisions upon 120 days prior written notice to the other party in the event operations at the Paper Mill cease. Facility Owner or Facility Operator may also terminate the Operations Provisions as provided in Section 11 hereof. Termination of the Operations Provisions under either of the preceding two sentences shall not cause the Lease to terminate.

     2. Representatives and Personnel.

          2.1 Project Manager. Upon execution of the Lease, Facility Operator shall appoint an individual (the "Project Manager"), following consultation with Facility Owner, who is authorized and empowered to act for and on behalf of Facility Operator on all matters concerning these Operations Provisions and Facility Operator's obligations hereunder. In all such matters, Facility Operator shall be bound by the written communications, directions, requests and decisions made by the Project Manager. The current Project Manager is Robert Kreizenbeck. Upon the commencement of operations at the Power Facility, Rob Martin will assume responsibility as Project Manager.

          2.2 Plant Manager. The "Plant Manager" of the Paper Mill will direct and manage the Facility Operator's resources and will have full responsibility for all Power Facility operations and administration. The current Plant Manager is John McKee.

          2.3 Site Personnel. Facility Operator shall provide and make available as necessary, in accordance with the requirements of the Annual Operating Plan and Annual Budget, "Site Personnel and "Home Office Personnel" as are required to perform the Services. Such personnel shall be qualified and experienced in the duties to which they are assigned, shall meet the requirements for Power Facility personnel in accordance with "Prudent Operating and Maintenance Practices" shall meet applicable requirements of the State of Arizona for power plant operating personnel, and shall possess all necessary licenses and certifications. The working hours, rates of compensation and all other matters relating to the employment of Site Personnel and Home Office Personnel shall be determined solely by Facility Operator (subject to Facility Owner's approval rights with respect to the Annual Budget). There shall be two classes of Site Personnel working at the Power Facility: "Shared Personnel" and "Specific Site Personnel". Facility Operator will use commercially reasonable efforts to minimize Specific Site Personnel and Facility Owner agrees to use commercially reasonable efforts to automate Power Facility processes to reduce the necessity for

Specific Site Personnel. The parties currently anticipate that their joint efforts will keep Specific Site Personnel at or under five persons.

          2.4 Control and Liability. Facility Operator shall retain sole authority, control and responsibility with respect to its employment policy in connection with the performance of its obligations hereunder. Facility Operator shall be responsible for all human resource issues including, without limitation, all claims, benefits, wages, insurance, training, hiring and firing, union activities, collective bargaining and negotiations. Except as otherwise provided in Section 7.1.1 of these Operations Provisions, Facility Operator agrees that any and all claims, demands, notices, damages, costs, fees, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs, that arise or result from the intentional torts of Facility Operator's employees shall be considered Excluded Claims and shall be covered under Landlord's indemnification obligations set forth in Section 12 of the Lease. Facility Owner agrees that the Power Facility may be operated as an IBEW union shop.

          2.5 Operating Capacity. Facility Operator shall provide sufficient Site Personnel to operate the Power Facility. The parties recognize and agree that Facility Operator may need to hire additional employees to operate the Power Facility. Facility Operator shall obtain approval from Facility Owner to hire additional employees; provided, however, that no approval shall be necessary if the hiring is already provided for under the approved Annual Budget or is merely to replace an employee in an existing position.

          2.6 Representative of Facility Owner. Facility Owner shall appoint an individual representative (the "General Manager") who shall be authorized and empowered to act for and on behalf of Facility Owner on all matters concerning these Operations Provisions and Facility Owner's obligations hereunder. In all such matters, Facility Owner shall be bound by the written communications, directions, requests and decisions made by the General Manager. The initial General Manager is hereby declared to be Bill Carlson. Facility Owner may from time to time appoint a new General Manager, following consultation with Facility Operator, and shall notify Facility Operator in writing following appointment of a new General Manager.

     3. Budget and Reporting. The Power Facility shall be operated by Facility Operator in accordance with the Annual Budget approved by Facility Owner under the following procedure.

          3.1 Annual Operating Plan and Budget.

               3.1.1 Adoption. (a) Ninety (90) calendar days prior to the beginning of each Lease Year, Facility Operator shall prepare and submit to Facility Owner a proposed "Annual Budget" for such year. The Annual Budget shall be established on a monthly basis, and include a separate operating budget and capital budget and, for informational purposes only, a five year projection, on an annual basis, of operating and capital budgets and shall set forth, in detail reasonably acceptable to Facility Owner: (i) anticipated operations and planned repairs, (ii) routine maintenance and overhaul schedules (including planned major maintenance), (iii) procurement (including equipment acquisitions and spare parts and consumable inventories indicating a breakdown of capital items and expense items), (iv) staffing, personnel and labor activities (including unit rates for labor and holidays to be observed), (v) administrative activities, (vi) capital improvements (the projection of capital expenditures shall be separate budget items mutually agreed to by Facility Owner and Facility Operator), and (vii) other work proposed to be undertaken by Facility Operator, together with an itemized estimate, in detail reasonably acceptable to Facility Owner, of all Operational Costs to be incurred in connection therewith. Such Annual Budget shall be accompanied by an "Annual Operating Plan" setting forth the underlying assumptions and implementation plans in connection with the Annual Budget. Facility Owner shall review Facility Operator's proposed Annual Budget and Annual Operating Plan within 30 days of submission by Facility Operator and may, by written request, require changes, additions, deletions and modifications. Facility Owner and Facility Operator will then meet and use their best efforts to agree upon a final Annual Budget and

Annual Operating Plan by the date which is 30 calendar days prior to the commencement of such Lease Year. Such final Annual Budget and Annual Operating Plan shall remain in effect throughout the applicable Lease Year, subject to updating, revision and amendment as may be proposed by either party and consented to in writing by the other party. To the extent possible, current budgeting and operating procedures used by Facility Operator will be utilized to reduce administrative burden. The initial Annual Budget and Annual Operating Plan shall be proposed by Facility Operator by July 1, 2006, and shall utilize the form attached hereto as Exhibit 1.

               3.1.2 Consistency with Operating Manuals. Facility Operator shall operate the Power Facility to code and insurance requirements and in accordance with Prudent Operating and Maintenance Practices. Unless otherwise agreed, any specific manuals required by Facility Operator to operate the Power Facility will be the responsibility of the Facility Owner to produce.

               3.1.3 Failure to Adopt. If, by 30 days prior to the first day of any Lease Year, the parties are unable to reach agreement concerning any portion of the Annual Operating Plan and/or Annual Budget for such Lease Year, those portions of the Annual Operating Plan and/or Annual Budget that are not in dispute shall become effective on the first day of the applicable Lease Year. The parties shall continue to work in good faith to resolve any remaining portions of the Annual Operating Plan and/or Annual Budget still in dispute, and until resolution is reached, those portions of the proposed Annual Budget and Annual Operating Plan shall become effective on the first day of the applicable Lease Year.

               3.1.4 Cost Overruns. If at any time during the performance of its obligations, Facility Operator becomes aware that any line item of Operational Costs or the aggregate of all Operational Costs exceeds or will exceed by more than five percent (5%) for any month the amount provided for that month in the Annual Budget, Facility Operator shall promptly provide notice to Facility Owner.

          3.2 Availability of Operating Data and Records. Facility Operator shall promptly make all data prepared and maintained by Facility Operator in connection with these Operations Provisions available to Facility Owner upon reasonable request by Facility Owner.

          3.3 Accounts and Reports. Facility Operator shall comply with the recordkeeping and reporting requirements relating to power generation, fuel consumption, procurement, labor relations, and compliance with the Annual Budget in the manner set forth in this Section 3.3. In addition, Facility Operator shall furnish additional information reasonably requested by Facility Owner. Facility Operator will make the control room metrics available on VPN link on a real-time basis for Facility Owner.

               3.3.1 Litigation: Permit Lapses. Upon obtaining knowledge thereof, Facility Operator shall submit prompt notice of (i) any litigation, claims, disputes, or actions actually filed with any governmental agency or court, concerning the Power Facility or the Facility Operator's services under these Operations Provisions; (ii) any actual refusal to grant, renew or extend, or any action filed with respect to the granting, renewal or extension of, any license, permit, approval, authorization or consent; (iii) all penalties or notices of violation issued by any governmental authority; (iv) any dispute with any governmental authority, which may have a material adverse effect on the operation and maintenance of the Power Facility; and (v) with respect to the matters identified in clauses (i), (ii) or (iii), any threats of such matters, which matters may have a material adverse effect on the operation or maintenance of the Power Facility.

               3.3.2 Operating Records and Reports. Facility Operator shall prepare and maintain operating logs, records and reports documenting the operation and maintenance of the Power Facility. Such operating data shall include meter and gauge readings, maintenance records and fuel records. Facility Operator shall also prepare reports and data which are related to the maintenance of Regulated Substances onsite at the Power Facility in a manner complying with applicable Environmental Laws, and shall maintain current revisions of the drawings, specifications, lists, clarifications and other materials provided to Facility Operator by Facility Owner. All such reports that may be submitted to any governmental authority by Facility Operator on behalf of Facility Owner shall also be provided to Facility Owner.

     4. Scope of Services. Facility Operator shall operate and maintain the Power Facility in accordance with Prudent Operating and Maintenance Practices (the "Services"). With respect to the Power Facility, Facility Operator shall provide (i) adequate materials, resources and supplies, to the extent within the control of Facility Operator, available to meet the Power Facility's needs; (ii) a sufficient number of Site Personnel who are available and adequately trained to operate the Power Facility; (iii) the timely performance of preventive, routine, and non-routine maintenance and repairs; and (iv) diligent compliance with all applicable laws. Without limiting the generality of the foregoing, Facility Operator's responsibilities shall include the following:

          4.1 Used or Refurbished Equipment. Facility Operator may procure used and/or refurbished equipment and/or parts when appropriate.

          4.2 Waste Management. Facility Operator shall be responsible for the onsite management of all Facility Waste (including Regulated Substances) generated by or used in the operation of the Power Facility. Facility Operator shall arrange for the transportation and disposal of all Facility Waste generated at the Power Facility in accordance with Section 4.7 of the Lease.

          4.3 Management of Third Party Contracts.

               4.3.1 Facility Operator shall arrange for, enter into and manage the Facility Agreements after the Commencement Date. The Facility Agreements shall be entered into in the name of Facility Owner and shall be for the benefit of Facility Owner and the Power Facility. Facility Owner and the Facility Operator will agree on procedures whereby Facility Owner will have an opportunity to review and approve material Facility Agreements prior to their execution. For purposes of these Operations Provisions, a "material" Facility Agreement is one providing for the purchase of goods, materials or Services in excess of $50,000.

               4.3.2 Facility Operator shall not enter into a Facility Agreement with an affiliate of the Facility Operator in connection with the Services described in this Section 4 unless the terms of any such Facility Agreement are in accordance with normal commercial practice, at arm's length and on such terms as would be appropriate if the Facility Agreement had been entered into with a Person other than an affiliate of the Facility Operator. All such Facility Agreements shall be submitted to Facility Owner for its prior written approval.

          4.4 Standards for Performance of the Services. Facility Operator shall perform the Services in accordance with: (i) the applicable contractor and vendor warranties, including those provided by Facility Owner to Facility Operator; (ii) the applicable Annual Operating Plan and Annual Budget; (iii) all applicable laws (including Environmental Laws), regulations, codes, judgments, orders, permits, licenses, and approvals; (iv) Prudent Operating and Maintenance Practices; and (v) these Operations Provisions and the Facility Agreements. Facility Operator shall obtain and maintain in effect all licenses and permits required to allow Facility Operator to do business or perform its Services hereunder in the jurisdictions where such Services are to be performed.

          4.5 Licenses and Permits. Facility Operator shall review all local laws and regulations containing or establishing compliance requirements in connection with the operation and maintenance of the Power Facility and applicable to Facility Operator in connection with its obligations under these Operations Provisions, and assist Facility

Owner in securing and complying with, as appropriate, all permits (including the air quality control permit), licenses and approvals necessary for the operation and maintenance of the Power Facility (and renewals or replacements of the same). Facility Operator shall also initiate and maintain precautions and procedures necessary to comply with applicable provisions of all local laws (including Environmental Laws), codes, regulations, ordinances, judgments and orders including those related to prevention of injury to persons or damage to property at the Power Facility.

          4.6 No Liens or Encumbrances. Facility Operator shall keep and maintain the Power Facility free and clear of all liens and encumbrances resulting from the action of Facility Operator or work done at the request of Facility Operator.

          4.7 Warehousing. Facility Operator will be responsible for the care, control, and proper maintenance and storage of spare parts inventory and shall be responsible for requesting additional inventory as required to operate the Power Facility in accordance with these Operations Provisions. Facility Operator shall be responsible for identifying and requisitioning operating and maintenance supplies, spare parts, safety apparatus, tools, equipment and other items normally required for the operation and maintenance of the Power Facility.

          4.8 Emergency Action. In the event of an emergency presenting a significant risk to the health, life or safety of personnel or to the Power Facility, Facility Operator shall promptly notify Facility Owner and take prompt action to attempt to prevent or minimize such threatened damage, injury or loss.

     5 General Limitations. Notwithstanding any provision in these Operations Provisions to the contrary, unless previously approved in the Annual Operating Plan or Annual Budget or otherwise with the prior written approval of Facility Owner in Facility Owner's sole discretion, Facility Operator shall not (and shall not permit any of its agents or representatives to):

          5.1 Disposition of Assets. Sell, lease, pledge, mortgage, encumber, convey, or make any license, exchange or other transfer or disposition of any property or assets of Facility Owner, including any property or assets purchased by Facility Operator hereunder, the cost of which is an Operational Cost.

          5.2 Expenditures. Make any recoverable expenditure or acquire on a recoverable cost basis any equipment, materials, assets or other items, except in substantial conformity with the Annual Budget, or consent or agree to do any of the foregoing; provided, however, that in the event of an emergency presenting a significant risk to the life, health or safety of personnel or to the Power Facility, Facility Operator, without approval from Facility Owner, shall be authorized to take all reasonable actions to prevent such threatened damage, injury or toss.

          5.3 Other Actions. Take or agree to take any other action or actions that individually or in the aggregate materially vary from the applicable operating standards set forth in Section 4.4 above.

          5.4 Lawsuits and Settlements. Settle, compromise, assign, pledge, transfer, release or consent to the compromise, assignment, pledge, transfer or release of, any claim, suit, debt, demand or judgment against or due by, Facility Owner or Facility Operator, the cost of which, in the case of Facility Operator, would be an Operational Cost hereunder, or submit any such claim, dispute or controversy to arbitration or judicial process, or stipulate in respect thereof to a judgment, or consent to the same;

     6. Facility Owner's Responsibilities.

          6.1 Information. Facility Owner shall promptly provide to Facility Operator copies of all Facility Agreements entered into by Facility Owner prior to the Effective Date, as well as technical, operational and other Power

Facility information reasonably available to Facility Owner or in Facility Owner's possession and helpful to the performance of the Services. Subject to the standards of performance set forth in Section 4.4. Facility Operator shall be entitled to rely upon such information in the performance of the Services.

          6.2 Facility. Facility Owner shall provide Facility Operator unlimited access to the Power Facility as required to provide the Services.

          6.3 Facility Agreements. Facility Operator will have day-to-day operational responsibility with respect to the Facility Agreements.

     7. Compensation and Reimbursements. As compensation to Facility Operator for the performance of the Services, Facility Owner shall pay Facility Operator, in the manner and at the times specified in this Section 7 the following:

          7.1 Operational Costs. "Operational Costs" are those costs incurred in connection with Facility Operator's performance of the Services for which Facility Owner shall pay directly from its own accounts or for which Facility Owner shall reimburse Facility Operator in the event these costs were paid for by Facility Operator on behalf of Facility Owner. Such costs and expenses generally include, but are not limited to, the following:

               7.1.1 Payroll and Related Personnel Costs. Payroll costs and payroll additives incurred by Facility Operator in accordance with Facility Operator's established personnel policies, including, all salaries and wages (including any uplift) of personnel involved directly in the performance of the Services, and all employee benefits and allowances for vacation, sick leave, holidays, and company portion of employee insurance, social and retirement benefits at Facility Operator's established rates and all payroll taxes, worker's compensation and employer's liability insurance and all other insurance premiums measured by payroll costs, and other contributions and benefits imposed by any applicable law or regulation (collectively, the "Payroll Related Costs"). Facility Owner shall pay $200,000 in Payroll Related Costs for Shared Personnel per Lease Year irrespective of the actual amount of Payroll Related Costs incurred by Facility Operator for Shared Personnel. All indirect costs, including Home Office Personnel supervision of Site Personnel and incidental technical support to the Power Facility, shall not be charged to Facility Owner. Specific Site Personnel Payroll Related Costs shall be billed to Facility Owner on a pass-through basis. The reimbursement for Shared Personnel shall be indexed for IBEW contractual increases in labor costs and benefits. Facility Operator shall also be entitled to pass to Facility Owner start-up labor costs, as agreed to by the parties in the initial Annual Budget and Annual Operating Plan.

               7.1.2 Other Operational Costs. Other actual costs and rates incurred in the performance of the Services directly related to the Power Facility, including but not limited to such costs and rates as: (a) actual costs incurred by or reimbursed to Site Personnel engaged in the performance of the Services for travel and subsistence; (b)the cost of all materials, spare parts, tools, special tools, equipment, consumables and supplies used or consumed in the performance of the Services; (c) the cost of equipment to be installed in the Power Facility as recommended by Facility Operator and approved by Facility Owner; (d) computer equipment at the Power Facility; (e) telephone costs for calls originating from locations other than the Facility Operator's home office;
(f) all costs associated with consultants, subcontracts, and other outside services as recommended by Facility Operator and, if exceeding the "material" threshold in Section 4.3.1 hereof, approved in writing by Facility Owner; (g) local taxes, and all excises and licenses, excepting only taxes based upon net income of Facility Operator; (h) the cost of insurance premiums for insurance policies maintained by Facility Operator on behalf of Facility Ownerpursuant to
Section 13 of the Lease; (i) all costs associated with Power Facility records management, including but not limited to preparation of materials, equipment, micro reproduction and operator time at Facility Operator's established rates and approved by Facility

Owner; and (j) all costs reasonably incurred by Facility Operator in responding to an emergency as described in Section 4.8. All Operational Costs shall be billed to Facility Owner at Facility Operator's actual cost, without markup.

               7.1.3 Payment for Services. Except as otherwise provided in
Section 7.1.4 below, on or within 15 calendar days after the last day of each calendar month, Facility Operator shall prepare and submit to Facility Owner an invoice for the Operational Costs, which were incurred and paid for by Facility Operator during the preceding calendar month. Facility Owner shall pay to Facility Operator the invoiced amount within 30 days thereafter. If Facility Owner fails to make a timely payment of an invoiced amount, Facility Owner shall pay interest at the rate established under Section 21 of the Lease, from the date the amount is due until the date the amount is paid.

               7.1.4 Payment for Major Expenditures. The cost of any goods, materials or Services in excess of $100,000, or which under generally accepted accounting principles constitutes a capital expenditure, shall be paid by Facility Owner to Facility Operator at least thirty (30) days prior to the time such costs are incurred, or upon request in any emergency situation.

          7.2 Power Facility Full Capacity Bonus, Facility Owner shall pay Facility Operator an incentive bonus for any Lease Year during which Facility Operator is operating the Power Facility, calculated by Facility Owner based on profitability of the Power Facility and the extent to which Facility Operator's operations of the Power Facility exceed 90% of its capacity. The minimum incentive bonus shall range in a linear fashion from $200,000 (capacity of 90%) to $300,000 (capacity of 95%). To the minimum level will be added an additional amount of up to $100,000 based upon (a) operating capacity above 95% and (b) the profitability of the Power Facility. For example, if Facility Operator operates the Power Facility at 100% of its production capacity for an entire Lease Year, it is anticipated by Facility Owner that the incentive bonus could be as high as $400,000 for such Lease Year. Such minimum and maximum amounts shall be adjusted on each anniversary of the Commencement Date by the same percentage change as occurs in the CPI. Facility Owner shall consider other factors in calculating this bonus (such as Facility Operator's efforts to minimize production costs and Specific Site Personnel Payroll Related Costs, and the Facility Operator's compliance with applicable laws in connection with the air quality control permit, as set forth in Section 4.5 above). The formula for this bonus will be established in the Annual Budget.

     8 Facility Operator Insurance. Facility Operator shall obtain and maintain as an Operational Cost hereunder the insurance set forth below:

          8.1 Automobile bodily injury and property damage liability insurance covering automobiles owned or hired by Facility Operator with a limit for bodily injury and property damage of $1,000,000 per occurrence.

          8.2 Workers compensation insurance covering Facility Operator's employees as required by law and employers liability insurance with a limit of $ 1,000,000 per occurrence.

          8.3 Commercial general liability insurance covering personal injury and property damage to third parties and covering liability for damage to property of third parties in the care, custody and control of Facility Operator and/or its employees and subcontractors in connection with the operations at the Power Facility. The coverage referred to herein shall be provided either in a single policy or through a combination of policies. Such policy or combination of policies shall have reasonable deductibles and a limit of not less than $2,000,000 per occurrence and $2,000,000 in the aggregate, including blanket contractual, broad form property damage, cross liability for named or additional insureds and independent contractor coverage.

          8.4 Facility Owner shall be furnished with satisfactory evidence that the foregoing insurance is in effect and Facility Owner shall be notified 30 calendar days prior to the cancellation or material change of any such coverage.

     9. Termination of the Operating Provisions.

          9.1 Facility Condition at End of Term. In the event these Operation Provisions terminate prior to termination of the Lease, Facility Operator shall remove its Site Personnel from the Power Facility. Facility Operator shall leave the Power Facility in good condition, normal wear and tear excepted, and with an adequate supply of spare parts in accordance with the Annual Operating Plan then in effect. All special tools, improvements, inventory of supplies, spare parts, safety equipment, O&M Manuals, and any other items furnished on a reimbursable cost basis under these Operations Provisions shall be left at the Power Facility and shall become or remain the property of Facility Owner without additional charge. Unless Facility Operator chooses to retain such contracts, Facility Owner shall directly assume and become liable for any contracts or obligations that Facility Operator may have entered into in its own name with third parties in connection with the Services provided to Facility Owner under these Operations Provisions.

          9.2 Duties upon Termination. Upon termination of these Operations Provisions, at the request of Facility Owner, Facility Operator shall exercise good faith and due diligence to train, at Facility Owner's expense, a new operator engaged by Facility Owner. If Facility Owner makes such request prior to the date that would otherwise be the termination date, these Operations Provisions shall remain in full force and effect until the first to occur of:
(i) the date upon which a new operator agreeable to Facility Owner shall have been engaged and trained to the satisfaction of Facility Owner: or (ii) 90 days after the date which would otherwise have been the date of termination. Facility Operator shall continue to be reimbursed for expenses incurred by it and appropriately compensated so long as it continues to perform Services under these Operations Provisions. The selection of a new operator by Facility Owner shall be subject to the prior written approval of Facility Operator, which approval shall not be unreasonably withheld.

     10. Indemnification. Facility Operator shall indemnify, defend and hold harmless Facility Owner and its respective officers, directors, employees, contractors, agents and representatives (the "Facility Owner Parties"), from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs, for injury or death of persons or physical loss of or damage to property claimed or asserted by a Third Person and arising or resulting from: (a) any willful misconduct or negligence of Facility Operator or any of its agents or employees (collectively, "Facility Operator Parties") in conjunction with the use of Parcel 1 or operation of the Power Facility by Facility Operator or any Facility Operator Parties; (b) any default by Facility Operator of any obligations on Facility Operator's part to be performed under these Operations Provisions; or
(c) any violation by Facility Operator or the Power Facility of any law, regulation, code, judgment, order, Permit, license or government approval. Any costs or expenses incurred by Facility Operator pursuant to its indemnity obligations under this Section 10 shall not constitute Operational Costs under these Operations Provisions if covered by insurance or if incurred as a result of the intentional torts of Facility Operator's employees.

          10.1 Environmental Matters. Facility Operator shall comply with all Environmental Laws with respect to Parcel 1 and the Power Facility. Except in the ordinary course of operating, maintaining or repairing the Power Facility, neither Facility Operator nor any Facility Operator Parties shall use, handle, store or dispose of any Regulated Substances in, on, under, at or about Parcel
1. Facility Operator shall promptly notify Facility Owner of any inquiry, test, investigation or enforcement proceeding by or against Facility Owner or Facility Operator or Parcel 1 concerning any Environmental Law. Facility Operator shall be solely responsible for and shall indemnify, defend and hold Facility Owner harmless from and against any and all claims, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including, without limitation, investigation and clean-up costs, attorneys' fees, consultant fees and court costs) that arise during or after the Lease Term as a result of the breach of any of the obligations and covenants set forth in this Section 10.1 and/or any presence, spill, discharge, release, threatened release, cleanup or contamination of or by any Regulated Substance in, on, at, under, about or from Parcel I directly or indirectly arising from the activities of Facility Operator during the time it is operating the Power Facility that violate any Environmental Laws.

     11. Default and Termination.

          11.1 Termination by Facility Owner. Facility Owner shall be permitted to terminate these Operations Provisions upon written notice if any of the following events occur: (a) bankruptcy or insolvency of the Facility Operator;
(b) payment default by Facility Operator that is not cured within sixty (60) Business Days of notice from Facility Owner that such payment is due; (c) failure by Facility Operator to perform any of its duties, responsibilities and obligations under these Operations Provisions after notice by Facility Owner, provided Facility Operator shall have up to 30 days after such notice was given to cure such default or make substantial progress towards curing such default. A termination of these Operations Provisions under this Section 11.1 shall not terminate the Lease. A default by Landlord under the Lease is governed by
Section 19 of the Lease.

          11.2 Termination by Facility Operator. Facility Operator shall be permitted to terminate these Operations Provisions upon written notice if any of the following events occur: (a) bankruptcy or insolvency of the Facility Owner;
(b) payment default by Facility Owner that is not cured within sixty (60) Business Days of notice from Facility Operator that such payment is due; (c) failure by Facility Owner to perform any of its duties, responsibilities and obligations under these Operations Provisions after notice by Facility Operator, provided Facility Owner shall have up to 30 days after such notice was given to cure such default or make substantial progress towards curing such default. A termination of these Operations Provisions under this Section 11.2 shall not terminate the Lease. A default by Tenant under the Lease is governed by Section 18 of the Lease.

     12. Nature of Relationship. Nothing in these Operations Provisions shall be construed to render the Facility Operator in any way, or for any purpose, an agent, partner, joint venturer or associate with Facility Owner, nor shall these Operations Provisions be construed to authorize either Facility Owner or Facility Operator to act for the other, except as expressly stated herein. These Operations Provisions are intended to establish and in fact establish only a relationship between the parties hereto as that of owner and operator.

     13. Definitions. Whenever used in these Operations Provisions, the following terms shall have the respective meanings given below:

     "Annual Budget" shall have the meaning given in Section 3.1.1.

     "Annual Operating Plan" shall have the meaning given in Section 3.1.1.

     "Facility Agreements" shall mean those agreements providing for the purchase, installation, operation, maintenance, repair, replacement or decommissioning of the Power Facility.

     "Facility Operator" shall mean the Landlord.

     "Facility Operator Parties" shall have the meaning given in Section 10.

     "Facility Owner" shall mean the Tenant.

     "General Manager" shall have the meaning given in Section 2.6.

     "Home Office Personnel" shall mean those individuals employed by Facility Operator or its affiliates who are not assigned to the Power Facility, but provide support for its operation.

     "Lease" shall mean the Ground Lease Agreement, effective as of ____________, 2005, between Abitibi Consolidated Sales Corporation and Snowflake White Mountain Power, L.L.C.

     "Operational Costs" shall have the meaning given in Section 7.1.

     "Payroll Related Costs" shall have the meaning given in Section 7.1.1.

     "Plant Manager" shall have the meaning given in Section 2.2.

     "Project Manager" shall have the meaning given in Section 2.1.

     "Prudent Operating and Maintenance Practices" shall mean the policies or practices implemented by Facility Operator in the operation and maintenance of the Paper Mill, which in the aggregate shall be consistent with industry standards.

     "Services" shall have the meaning given in Section 4.

     "Shared Personnel" shall mean those Site Personnel who, as of the Effective Date, are employed by Facility Operator and, as part of their job assignment, support operation of the Power Facility.

     "Site Personnel" shall mean those individuals employed by Facility Operator in the performance of the obligations under the Operations Provisions and who are permanently assigned to the Power Facility.

     "Specific Site Personnel" shall mean those Site Personnel hired to new job positions with duties, responsibilities and functions that Facility Operator cannot perform with Shared Personnel. (For example, Specific Site Personnel might be fuel yard personnel and chip pile loaders, because Facility Operator has no Shared Personnel performing such functions).

LANDLORD:                               ABITIBI CONSOLIDATED SALES CORP.,
                                        a Delaware corporation


                                        By: /s/ John McKee
                                            ------------------------------------
                                            John McKee
                                        Its: General Manager, Snowflake Division


                                        By: /s/ Thor Thorsteinson
                                            ------------------------------------
                                            Thor Thorsteinson
                                        Its: Senior Vice President


TENANT:                                 SNOWFLAKE WHITE MOUNTAIN POWER, LLC,
                                        an Arizona limited liability company


                                        By: STONE AXE POWER RANCH, LLC,
                                            an Arizona limited liability
                                            company, Manager


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                            Robert M. Worsley
                                        Its: Manager


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